Exhibit 5.1

[LATHAM & WATKINS LLP LETTERHEAD]

August 24, 2012

Demand Media, Inc.
1299 Ocean Avenue, Suite 500
Santa Monica, California 90401

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:
We have acted as special counsel to Demand Media, Inc., a Delaware corporation (the “Company”), in connection with its filing on August 24, 2012, with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration of up to $250,000,000 in aggregate offering price of (i) securities for sale by the Company from time to time and (ii) shares of common stock, par value $0.0001 per share, which were issued and outstanding (or will be issued upon exercise or vesting of securities that were issued and outstanding) prior to the initial filing of the Registration Statement, for sale by certain stockholders of the Company (the “Selling Stockholder Shares”) from time to time. With respect to the securities that may be offered and sold by the Company, the Registration Statement registers the offering by the Company of (a) shares of common stock, par value $0.0001 per share (the “Company Shares”), (b) one or more series of preferred stock, par value $0.0001 per share (the “Preferred Stock”), (c) one or more series of debt securities (the “Debt Securities”) to be issued pursuant to an indenture between the Company and a financial institution to be identified therein, as trustee, in the form attached as Exhibit 4.10 to the Registration Statement, and one or more supplements or officer's certificates thereto or resolutions of the Board of Directors of the Company, in each case establishing the terms of each such series (collectively, the “Indenture”), (d) warrants to purchase Company Shares, Preferred Stock or Debt Securities (collectively, the “Warrants”) and (e) units consisting of two or more of the Securities (as defined below) (collectively, the “Units”). The Company Shares, the Preferred Stock, the Debt Securities, the Warrants and the Units are collectively referred to herein as the “Securities.” The terms “Securities” and “Selling Stockholder Shares” shall include any additional Company Shares, Preferred Stock, Debt Securities, Warrants or Units or Selling Stockholder Shares, respectively, that may be registered pursuant to any subsequent registration statement the Company may hereafter file with the Commission pursuant to Rule 462(b) under the Act in connection with the offerings contemplated by the Registration Statement. The Debt Securities may be exchangeable and/or convertible into other Securities. The Warrants may be issued under one or more warrant agreements (each, a “Warrant Agreement”) between the Company and a third party to be identified therein as warrant agent or directly issued by the Company to the purchasers of such Warrants.

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The Units may be issued under one or more unit agreements (each, a “Unit Agreement”) between the Company and a third party to be identified therein as unit agent or directly issued by the Company to the purchasers of such Units. The Debt Securities, the Warrants and the Units are herein collectively referred to as the “Covered Securities.” The Indenture, the Warrant Agreements and the Unit Agreements are herein collectively referred to as the “Agreements.”
You have provided us with a draft of the Registration Statement in the form in which it will be filed, which includes a form of prospectus (the “Prospectus”). The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”) in connection with each offering of the Securities or the Selling Stockholder Shares, as applicable. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Prospectus or any Prospectus Supplement, other than as expressly stated herein with respect to the issue of the Securities and the Selling Stockholder Shares.
As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization of the Indenture and authorization, issuance and sale of the Securities. For the purposes of this opinion, we have assumed that such proceedings to be taken in the future will be completed timely in the manner presently proposed and that the terms of each issuance will otherwise be in compliance with law. We are opining herein as to the General Corporation Law of the State of Delaware, and with respect to the opinions set forth in paragraphs 3, 4 and 5 below, the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.
Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:
(1)    When an issuance of Company Shares has been duly authorized by all necessary corporate action of the Company, upon issuance, delivery and payment therefor in an amount not less than the par value thereof in the manner contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement(s) and by such corporate action, such Company Shares will be validly issued, fully paid and nonassesable.
(2)    When a series of Preferred Stock has been duly established in accordance with the terms of the Company's Amended and Restated Certificate of Incorporation, as amended, and authorized by all necessary corporate action of the Company, and upon issuance, delivery and payment therefor in an amount not less than the par value thereof in the manner contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement(s) and by such corporate action, such shares of such series of Preferred Stock will be validly issued, fully

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paid and nonassessable.
(3)    When the Indenture has been duly authorized by all necessary corporate action of the Company and duly executed and delivered, and when the specific terms of a particular series of Debt Securities have been duly established in accordance with the Indenture and authorized by all necessary corporate action of the Company, and when any such Debt Securities have been duly executed and issued by the Company, duly authenticated by the trustee and duly delivered by or on behalf of the Company against payment therefor in accordance with the Indenture and in the manner contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement(s) and by such corporate action, such Debt Securities will be the legally valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms.
(4)    When a Warrant Agreement, if applicable, has been duly authorized by all necessary corporate action of the Company and duly executed and delivered, and when the specific terms of a particular issuance of Warrants have been duly established in accordance with any such Warrant Agreement and authorized by all necessary corporate action of the Company, and the Warrants have been duly executed, authenticated, issued and delivered against payment therefor in accordance with any such Warrant Agreement and in the manner contemplated by the Registration Statement, Prospectus and the applicable Prospectus Supplement(s) and by such corporate action (assuming the securities issuable upon exercise of the Warrants have been duly authorized and reserved for issuance by all necessary corporate action), the Warrants will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
(5)    When a Unit Agreement, if applicable, has been duly authorized by all necessary corporate action of the Company and duly executed and delivered, and when the specific terms of a particular issuance of Units have been duly established in accordance with any such Unit Agreement and authorized by all necessary corporate action of the Company, and the Units have been duly executed, authenticated, issued and delivered against payment therefor in accordance with any such Unit Agreement and in the manner contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement(s) and by such corporate action (assuming the constituent securities of the Units have been duly authorized and reserved for issuance by all necessary corporate action), the Units will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
(6)    The Selling Stockholder Shares have been duly authorized by all necessary corporate action of the Company and are (or, in the case of Selling Stockholder Shares underlying outstanding warrants, stock options or restricted stock units, upon issuance in accordance with the terms of such warrants, stock options or restricted stock units, will be) validly issued, fully paid and nonassessable.
Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance

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or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (c) waivers of rights or defenses, (d) any provision requiring the payment of attorneys' fees, where such payment is contrary to law or public policy, (e) any provision permitting, upon acceleration of any Debt Security, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (f) the creation, validity, attachment, perfection, or priority of any lien or security interest, (g) advance waivers of claims, defenses, rights granted by law (including the waiver of rights or defenses in Section 4.4 of the Indenture), or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (h) waivers of broadly or vaguely stated rights, (i) provisions for exclusivity, election or cumulation of rights or remedies, (j) provisions authorizing or validating conclusive or discretionary determinations, (k) grants of setoff rights, (l) proxies, powers and trusts, (m) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (n) provisions purporting to make a guarantor primarily liable rather than as a surety, (o) provisions purporting to waive modifications of any guaranteed obligation to the extent such modification constitutes a novation, (p) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, and (q) the severability, if invalid, of provisions to the foregoing effect.
With your consent, we have assumed (i) that each of the Covered Securities and the respective Agreements governing such Covered Securities will be governed by the internal laws of the State of New York, (ii) that the Agreements and the Covered Securities will be duly authorized, executed and delivered by the parties thereto other than the Company, (iii) that the Agreements and the Covered Securities will constitute legally valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms, and (iv) that the status of the Agreements and the Covered Securities as legally valid and binding obligations of the parties will not be affected by any (a) breaches of, or defaults under, agreements or instruments, (b) violations of statutes, rules, regulations or court or governmental orders, or (c) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.
This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” We further consent to the incorporation by reference of this letter and consent into any registration statement or post-effective amendment to the Registration Statement filed pursuant to Rule 462

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(b) with respect to the Securities. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

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Very truly yours,

/s/ Latham & Watkins    LLP